Exhibit 10.1

AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (the “Agreement”) is made and entered into as of the ____ day of _________, ____, by and between U.S. Bank National Association (“Operator”), and ___________________________________, an individual and employee of Operator (“User”).

WITNESSETH:

WHEREAS, Operator has rightful possession of the aircraft described on the Schedule hereto (individually or collectively the “Aircraft”). The parties acknowledge that the Schedule may be modified from time to time as the fleet of Operator changes and that updates of the Schedule do not require a full amendment to this Agreement; and

WHEREAS, User desires use of the Aircraft on a limited basis for the purpose of commuting to and from Operator’s home base and for other purposes approved by Operator; and

WHEREAS, Operator desires from time to time to make one of the Aircraft available to User for such limited purpose with flight crew on a non-exclusive time sharing basis in accordance with §91.501 of the Federal Aviation Regulations (“FARs”);

WHEREAS, this Agreement sets forth the understanding of the parties as to the terms under which Operator will provide User with the use, on a non-exclusive time sharing basis, of the Aircraft; and

WHEREAS, in addition to the Aircraft operated hereunder, from time to time Operator may, acting as a limited agent on behalf of User, contract for the provision of charter flights, not operated by Operator, for the use of User for similar purposes; however a separate Charter Flight Reimbursement Agreement shall govern provision and reimbursement for the costs of such flights. Such flights shall not be governed by this Agreement, and any aircraft provided for such charter flights shall not be deemed Aircraft under this Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

1. Provision of Aircraft and Crew. Subject to the terms hereof, and to the availability of any of the Aircraft from time to time, upon User’s request for the limited purpose of commuting or other purpose approved by Operator, and upon confirmation from Operator in the sole discretion of Operator, Operator agrees to provide the designated Aircraft together with flight crew to User on a time sharing basis in accordance with the provisions of §§ 91.501(b)(6), 91.501(c)(1) and 91.501(d) of the FARs. Operator shall provide, at its sole expense, qualified flight crew for all flight operations under this Agreement.

2. Term. The term of this Agreement shall be for a period of one year and shall be automatically extended for additional one-year terms on the same conditions as set forth herein unless earlier terminated as provided for in Section 16.

3. Reimbursement of Expenses. For each flight conducted by Operator under this Agreement on any of the Aircraft (including empty legs to support occupied legs), User shall pay Operator an amount determined by Operator. Operator shall provide to User a good faith estimate of the anticipated amount to be charged to User for each flight prior to such flight. The amount charged to User shall in no event exceed the sum of the expenses of operating each specific flight to the extent permitted by FAR 91.501(d) (or the successor thereto), i.e. the sum of the expenses set forth in subsections (a)—(j) below:

(a) Fuel, oil, lubricants, and other additives;

(b)Travel expenses of the crew, including food, lodging, and ground transportation;

(c)Hangar and tie-down costs away from the Aircraft’s base of operation;

(d)Insurance obtained for the specific flight;

(e)Landing fees, airport taxes, and similar assessments;

(f)Customs, foreign permit, and similar fees directly related to the flight;

(g)In-flight food and beverages;

(h)Passenger ground transportation;

(i)Flight planning and weather contract services; and

(j)An additional charge equal to one hundred percent (100%) of the expenses listed in subsection (a) above.

4. Invoicing and Payment. All payments to be made to Operator by User hereunder shall be paid in the manner set forth in this Section 4. Operator will pay to suppliers, employees, contractors and governmental entities all expenses related to the operation of the Aircraft hereunder in the ordinary course. As to each flight operated hereunder, Operator shall provide or cause to be provided to User an invoice for the charges specified in Section 3 of this Agreement (plus domestic or international air transportation federal excise taxes, as applicable, imposed by the Internal Revenue Code), such invoice to be issued within ninety (90) days after the end of each calendar month for flights performed within such month. User shall pay Operator the full amount of such invoice within thirty (30) days of the date of the invoice. In the event Operator has not received supplier invoices for reimbursable charges relating to such flight prior to such invoicing, Operator may issue supplemental invoice(s) for such charge(s) to User, and User shall pay such charge(s) within thirty (30) days of the date of each supplemental invoice. At Operator’s sole option, User hereby authorizes Operator to net the amounts due from User to Operator from any amounts otherwise due from Operator to User, including without limitation via payroll or similar deductions.

5. Flight Requests. User will provide Operator with flight requests and proposed flight schedules as far in advance as possible, and in any case at least twenty-four (24) hours in advance of User’s desired departure. Flight requests shall be in a form, whether oral or written, mutually convenient to and agreed upon by the parties. Operator shall promptly confirm to User as to whether or not the requested use of one of the Aircraft can be accommodated, which shall be in Operator’s sole discretion, and will confirm the details of such trip. Operator’s prior planned utilization of all of the Aircraft will take precedence over User’s use, and any particular (or all of the) Aircraft may not be available due to maintenance, operational restrictions, crew availability or other considerations by Operator in Operator’s sole discretion. Operator shall have sole and exclusive authority over the scheduling of the Aircraft. Operator shall not be liable to User or any other person for loss, injury, or damage occasioned by the delay or failure to furnish any Aircraft and crew pursuant to this Agreement for any reason. In addition to requested schedules and departure times, User shall provide at least the following information for each proposed flight reasonably in advance of the desired departure time as required by Operator or its flight crew:

(a) departure point;

(b) destination;

(c) date and time of flight;

(d)number and identity of anticipated passengers (which shall always include User, whether or not there will be any additional guests, and such additional guests shall be limited to User’s family members and, if approved in advance by Operator, User’s pets);

(e)nature and extent of luggage and/or cargo expected to be carried;

(f)date and time of return flight, if any;

(g)the purpose of the trip, which shall be approved in advance by Operator; and

(h)any other information concerning the proposed flight that may be pertinent to or required by Operator or its flight crew.

6. Operational Authority and Control. Operator shall be responsible for the physical and technical operation of the Aircraft, and shall retain full authority and control including exclusive operational control and possession of each of the Aircraft at all times during the term of this Agreement. In accordance with applicable FARs, the qualified flight crew provided by Operator will exercise all required duties and responsibilities in regard to the safety of each flight conducted hereunder. The pilot-in-command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made, and all other matters relating to operation of the Aircraft. User specifically agrees that the flight crew shall have final and complete authority to delay, divert or cancel any flight for any reason or condition which in the sole judgment of the pilot-in-command could compromise the safety of the flight, and to take any other action which in the sole judgment of the pilot-in-command is necessitated by considerations of safety. No such action of the pilot-in-command shall create or support any liability to User or any other person for loss, injury, damage or delay. The parties further agree that Operator shall not be liable for delay or failure to furnish an Aircraft and crew pursuant to this Agreement, including but not limited to when such failure is caused by the demands of Operator’s business operations requiring its use of the Aircraft, government regulation or authority, mechanical difficulty or breakdown, war, terrorism, civil commotion, strikes or labor disputes, weather conditions, acts of God, or other circumstances beyond Operator’s reasonable control. User agrees that Operator’s operation of the Aircraft shall be strictly within the guidelines of the Operator’s manuals and procedures and FAR Part 91.

7. Aircraft Maintenance. Operator shall, at its own expense, cause each of the Aircraft to be inspected, maintained, serviced, repaired, overhauled, and tested in accordance with FAR Part 91 so that the Aircraft will remain in good operating condition and in a condition consistent with its airworthiness certification. Performance of maintenance, preventive maintenance or inspection shall not be delayed or postponed for the purpose of scheduling an Aircraft under this Agreement unless such delay or postponement is consistent with the sound discretion of the pilot-in-command and FAR Part 91. In the event that any maintenance is required during the term and will interfere with User’s requested or scheduled flights, Operator shall notify User of the effect on the ability to comply with User’s requested or scheduled flights and the manner in which the parties will proceed with the performance of such maintenance and conduct of such flight(s), if at all.

8. Insurance. Operator will maintain or cause to be maintained in full force and effect throughout the term of this Agreement aircraft liability insurance in respect of each of the Aircraft for bodily injury to or death of persons (including passengers) and property damage liability.

9. Use of Aircraft.

(a) User warrants that:

(i) It will use the Aircraft under this Agreement for and only for its own account for commuting and other purposes approved by Operator, including the carriage of its guests, and will not use, or hold out the use of, any Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire;

(ii) It will not permit any lien, security interest or other charge or encumbrance to attach against the Aircraft as a result of its actions or inactions, and shall not convey, mortgage, assign, lease or in any way alienate the Aircraft or Operator’s rights hereunder; and

(iii) During the term of this Agreement, it will abide by and conform to, and will cause all passengers to abide by and conform to, all such laws, governmental and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation or use of the Aircraft.

10. Limitation of Liability. NEITHER OPERATOR (NOR ITS AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, AGENTS OR REPRESENTATIVES) MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT TO BE USED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR TITLE. USER AGREES THAT ITS SOLE RECOURSE AND EXCLUSIVE REMEDY FOR ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED

HEREBY SHALL BE SUCH PROCEEDS TO WHICH IT IS ENTITLED FROM THE INSURANCE PROVIDED BY OPERATOR UNDER THIS AGREEMENT. USER HEREBY WAIVES ON BEHALF OF ITSELF AND ITS HEIRS, EXECUTORS, SUCCESSORS, AND ASSIGNS OF ANY KIND WHATSOEVER ANY RIGHT TO RECOVER ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY EXCEPT AS SPECIFICALLY PROVIDED IN THE PRECEDING SENTENCE. IN NO EVENT SHALL OPERATOR BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO THE OTHER PARTY FOR ANY CLAIMED INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR ANY DAMAGES REGARDLESS OF WHETHER IT KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGE, LOSS OR EXPENSE. The provisions of this Section 10 shall survive the termination or expiration of this Agreement.

11. Base of Operations. For purposes of this Agreement, the base of operation of the Aircraft is St. Paul, MN; provided, that such base may be changed upon notice from Operator to User, and that such change does not require a full amendment to this Agreement.

12. Notices and Communications. All notices and other communications under this Agreement shall be in writing or email and shall be deemed to have been duly given upon receipt or refusal to accept receipt by personal delivery, by facsimile, or by a reputable overnight courier service.

Neither party shall object to the manner or timing of notice for any notice which was actually received by such party.

13. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to its subject matter, and there are no representations, warranties, rights, obligations, liabilities, conditions, covenants, or agreements other than as expressly set forth herein.

14. Further Acts. Operator and User shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary (i) to carry out the intent and purpose of this Agreement, and (ii) to establish, maintain and protect the respective rights and remedies of the other party.

15. Successors and Assigns. Neither this Agreement nor any party’s interest herein shall be assignable to any other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

16. Termination. Either party may terminate this Agreement for any reason upon prior written notice to the other, such termination to become effective ten (10) days from the date of the notice; provided, that this Agreement may be terminated as a result of a breach by either party of its obligations under this Agreement on three (3) days’ written notice by the non-breaching party to the breaching party; and provided further, that this Agreement may be terminated on such shorter notice as may be required to comply with applicable laws, regulations, the requirements of any financial institution with an interest in the Aircraft, or insurance requirements or in the event the insurance to be provided hereunder is not in full force and effect or such breaching party’s acts or omissions violate the terms of such insurance. Further, this Agreement shall automatically terminate without notice on such date that User is no longer an employee of Operator or an affiliate of Operator. Notwithstanding any termination of this Agreement, User shall remain responsible for the costs and expenses incurred during the term.

17. Governing Law and Consent to Jurisdiction. This Agreement shall be construed under and the legal relations between the parties shall be governed by the laws of the State of Minnesota. The parties hereby consent and agree to submit to the non-exclusive jurisdiction and venue of any state or federal court in the State of Minnesota in any proceedings hereunder, and each hereby waives any objection to any such proceedings based on improper venue or forum non-conveniens or similar principles. The parties hereto hereby further consent and agree to the exercise of such personal jurisdiction over them by such courts with respect to any such proceedings, waive any objection to the assertion or exercise of such jurisdiction.

18. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

19. Amendment or Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and is not intended to confer upon any person or entity any rights or remedies hereunder which are not expressly granted herein. This Agreement may be amended or modified only in writing duly executed by the parties hereto.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

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21. TRUTH IN LEASING STATEMENT PURSUANT TO SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS:

(a) OPERATOR CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE TWLEVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS, AND THAT ALL APPLICABLE REQUIREMENTS FOR THE AIRCRAFT’S MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET.

(B) OPERATOR AGREES, CERTIFIES AND ACKNOWLEDGES, AS EVIDENCED BY ITS SIGNATURE HEREIN, THAT WHENEVER THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, OPERATOR SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT, AND THAT OPERATOR UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

U.S. Bank National Association

By:
Name:
Title:

(C) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE. USER UNDERSTANDS THAT A TRUE COPY OF THIS AGREEMENT WILL BE SENT BY OPERATOR TO: FEDERAL AVIATION ADMINISTRATION, AIRCRAFT REGISTRATION BRANCH, ATTN. TECHNICAL SECTION (AVN-450), P.O. BOX 25724, OKLAHOMA CITY, OKLAHOMA 73125, WITHIN 24 HOURS AFTER ITS EXECUTION, AS REQUIRED BY FAR SECTION 91.23(c)(1). FURTHER, THE PARTIES ACKNOWLEDGE THAT NO OPERATIONS UNDER THIS TIMESHARING AGREEMENT SHALL BE PERMITTED UNTIL TIMELY NOTICE HAS BEEN DELIVERED OF THE FIRST FLIGHT HEREUNDER TO THE APPROPRIATE FLIGHT STANDARDS DISTRICT OFFICE AS REQUIRED BY FAR SECTION 91.23(c)(3).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Aircraft Time Sharing Agreement to be duly executed on the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION	USER:	______________________________

By: ___________________________	______________________________________
Name: ________________________
Title: _________________________

A legible copy of this Agreement shall be kept in the Aircraft for all operations conducted hereunder as required by FAR Section 91.23(c)(2).

Signature Page to Aircraft Time Sharing Agreement

Schedule of Aircraft:

The following is a list of the current Aircraft available. This list may be updated from time to time by Operator as the Operator’s fleet changes. However, the use of any particular Aircraft is never guaranteed.

Registration Number	Make and Model	Serial Number